Exhibit 99.1

Polymer Group, Inc.
4055 Faber Place Dr.
Suite 201
N. Charleston, SC 29405
www.polymergroupinc.com
843-329-5151

Polymer Group, Inc. Announces New $455 Million Senior Secured Bank Facility

For Immediate Release

Wednesday, November 23, 2005

[North Charleston, S.C.] — Polymer Group, Inc. (OTC Bulletin Board: POLGA/POLGB) announced it has successfully closed and received proceeds from its new $455 million syndicated credit facility arranged by Citigroup Global Markets, Inc.

“This refinancing is expected to have a positive impact on our cash flow due to the significantly lower interest rate.  Additionally, we view this as an affirmation from the financial markets of the improvements we have made in our business and confirmation of our sound strategies for future growth,” said Polymer Group’s chief executive officer, James L. Schaeffer.

The new senior bank facility consists of a $45 million revolving credit facility maturing in 2010 and a $410 million senior secured term loan that matures in 2012.  The proceeds were used to fully repay indebtedness outstanding under the company’s previous senior credit facility.  The interest rate on the new facility is based on a spread over the London Interbank Offered Rate (LIBOR) of 2.25% - or 1.25% over a defined Alternate Base Rate (ABR) - for both the revolving credit facility and the term loan.  The company’s previous senior facility included a $280 million Term Loan B with an interest rate of LIBOR plus 3.25% (or ABR plus 2.25%), a $125 million Term Loan C with an interest rate of LIBOR plus 6.25% (or ABR plus 5.25%) and a $50 million revolving credit facility with an interest rate of LIBOR plus 2.50% (or ABR plus 1.50%).  The credit facility is secured by certain assets of the company.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 21 manufacturing facilities throughout the world. Additional company information is available at www.polymergroupinc.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: uncertainty regarding the effect or outcome of the company’s decision to explore strategic alternatives; general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; domestic and foreign competition; reliance on major customers and suppliers; and risks related to operations in foreign jurisdictions.  Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s 2004 Annual Report on Form 10-K.

For further information, please contact:

Dennis Norman

Vice President – Strategic Planning & Communication

(843) 329-5151

normand@pginw.com